Exhibit 10.1

POWIN ENERGY CORPORATION

POWIN ENERGY CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to your Restricted Stock Award Notice (the "Award Notice") and this Restricted Stock Award Agreement (this "Agreement"), Powin Energy Corporation (the "Company") has granted you a restricted stock award (the "Award") for the number of shares of the Company's common stock indicated in your Award Notice (the "Shares").  Capitalized terms not defined in this Agreement but defined in the Award Notice have the same definitions as in the Award Notice.

The details of the Award are as follows:

1.	Vesting

Subject to the terms of this Agreement, the Award will vest and no longer be subject to forfeiture according to the vesting schedule set forth in the Award Notice (the "Vesting Schedule").  Shares subject to the portion of the Award that has vested and is no longer subject to forfeiture according to the Vesting Schedule are referred to herein as "Vested Shares."  Shares subject to the portion of the Award that has not vested and remains subject to forfeiture under the Vesting Schedule are referred to herein as "Unvested Shares."  The Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Shares are collectively referred to herein as the "Shares").

2.	Termination of Employment; Change of Control

2.1          General.  Except as otherwise set forth in this Agreement, all Unvested Shares will be immediately forfeited to the Company upon your termination of employment with the Company without the payment of any consideration to you.  You will have no further rights, and the Company will have no further obligations to you, with respect to any such forfeited Unvested Shares.

2.2          Effect of Termination without Cause or for Good Reason.  Subject to the terms herein, the unvested portion of the Award will become fully vested and no longer subject to forfeiture if:

(a)           your employment is terminated by the Company without Cause (as defined below) or you terminate employment with the Company under circumstances constituting Good Reason (as defined below) outside of a Change of Control (as defined below) or

(b)           your employment is terminated by the Company without Cause or you terminate employment with the Company for Good Reason (i) on the day of or during the 12-month period immediately following the consummation of a Change of Control or (ii) during the 90-day period prior to the consummation of a Change of Control but at the request of any third party participating in or causing the Change of Control or otherwise in connection with the Change of Control.

Notwithstanding the foregoing, in accordance with the terms of your Employment Agreement, vesting of the Award under this Section 2.2 is expressly conditioned on (x) your signing and delivering (and not revoking thereafter) a Release (as defined below) to the Company, which release must be executed, delivered and effective no later than 60 days following the date of your termination of employment and (y) your continuing to satisfy your obligations to the Company under the terms of your Employment Agreement and the Release.  Subject to execution (and non-revocation) of the Release, any portion of the Award that is entitled to accelerated vesting under this Section 2.2 will be treated as vested and no longer subject to forfeiture on the date of effectiveness of the Release; provided, however, that if the period during which you can consider and revoke the Release begins in one calendar year and ends in the subsequent calendar year, then vesting of the portion of the Award entitled to accelerated vesting will occur on the later of (1) the date your Release becomes effective and non-revocable and (2) the first day of such subsequent year.  Delivery of any such Shares is further subject to Section 7 of the Employment Agreement entitled "Section 280G" to the extent applicable.

2.3          Change of Control.  In the event of a Change of Control in which the Award is not converted, assumed, substituted for or replaced by a surviving company, a successor company or an acquiring company or its parent (as applicable, a "Successor Company"), the unvested portion of the Award will become fully vested and no longer subject to forfeiture effective immediately prior to the Change of Control.  If and to the extent the Successor Company converts, assumes, substitutes for or replaces the Award, the vesting provisions applicable to the Award will not be accelerated and will continue with respect to any shares of the Successor Company or other consideration that may be received with respect to the Award, subject to Section 2.2.

2.4          Definitions.  The terms "Cause," "Change of Control," "Good Reason," and "Release" have the meanings set forth in the Employment Agreement.

3.	Consideration for Award

The Company acknowledges your payment of full consideration for the Award in the form of services previously rendered and/or services to be rendered hereafter to the Company.

4.	Securities Law Compliance

4.	Securities Law Compliance

4.1          You hereby agree that you will in no event sell or distribute all or any part of the Shares unless (a) there is an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.  You also hereby confirm and understand that even if the Shares acquired pursuant to this Agreement have been registered under the Securities Act, if and so long as you are an affiliate of the Company for purposes of Rule 144 of the Securities Act, any subsequent sale of the Shares by you must either be registered under the Securities Act or must satisfy the requirements of Rule 144 or another applicable exemption from such registration requirements.

4.2          You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the "Acts") and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

4.3          You hereby consent to the placing of a stop-transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed.

5.	Transfer Restrictions on Unvested Shares

Any sale, transfer, assignment, pledge, encumbrance, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of Unvested Shares will be strictly prohibited and void.

6.	Section 83(b) Election for Award

You understand that under Section 83(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Unvested Shares on the date the forfeiture restrictions lapse over the purchase price, if any, paid for such Shares will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable.  For this purpose, the term "forfeiture restrictions" means the right of the Company to receive back any Unvested Shares upon your termination of employment.  You understand that you may elect under Section 83(b) of the Code to be taxed at the time the Unvested Shares are acquired, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions.  Such election (an "83(b) Election") must be filed with the Internal Revenue Service within 30 days from the Grant Date of the Award.  Even if the fair market value of the Unvested Shares on the Grant Date equals the purchase price, if any (and thus no tax is payable), if you elect to file an 83(b) Election, you must file the election within the 30‑day period to avoid the risk of adverse tax consequences in the future.

You understand that there is a risk the Internal Revenue Service might challenge the Company's determination of the fair market value of the Shares, in which case you may be deemed to have received more ordinary income than originally estimated.  You also understand that (a) you will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the Unvested Shares are subsequently forfeited to the Company, and (b) the 83(b) Election may cause you to recognize more ordinary income than you would have otherwise recognized if the Internal Revenue Service determines that the value of the Unvested Shares on the date the Shares are transferred is higher than the fair market value of the Shares on that date as determined by the Company and/or the value of the Unvested Shares subsequently declines.

THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B.  YOU UNDERSTAND THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30‑DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE.  You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the acquisition of the Shares under this Agreement and does not purport to be complete.  YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE, AND THE TAX CONSEQUENCES OF YOUR DEATH.

You agree to execute and deliver to the Company with this Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election attached hereto as Exhibit A.  You further agree that you will execute and deliver to the Company with this Agreement a copy of the 83(b) Election attached hereto as Exhibit B if you choose to make such an election.

7.	Book Entry Registration of Shares

The Company may issue the Shares by registering the Shares in book entry form with the Company's transfer agent in your name in which case the applicable restrictions will be noted in the records of the Company's transfer agent in the book entry system.

8.	Stop‑Transfer Notices

You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate "stop‑transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.  The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

9.	Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of acquiring or disposing of the Shares may be complicated.  These tax consequences will depend, in part, on your specific situation and may also depend on other variables not within the control of the Company.  You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of acquiring or disposing of the Shares.  Prior to executing the Award Notice, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the acquisition or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

10.	Withholding and Disposition of Shares

You agree to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise either upon acquisition of the Shares or as the forfeiture restrictions on any Shares lapse.  Notwithstanding the previous sentence, you acknowledge and agree that the Company has the right to deduct from payments of any kind otherwise due to you (to the extent such payments are not "deferred compensation" within the meaning of Section 409A of the Code or to the extent such offset is permitted by Section 409A of the Code) any federal, state or local taxes of any kind required by law to be withheld with respect to the Award.

Furthermore, you acknowledge that the Company (a) makes no representations or undertakings regarding the treatment of any withholding tax obligations or tax treatment in connection with any aspect of the Award, including but not limited to, the grant or vesting of the Award or the subsequent sale of Shares acquired pursuant to the Award and (b) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for withholding tax obligations or achieve any particular tax result.  Further, if you have become subject to tax in more than one jurisdiction, you acknowledge that the Company (or your employer, as applicable) may be required to withhold or account for withholding tax obligations in more than one jurisdiction.

11.	General Provisions

11.1        Assignment.  The Company may assign its rights under this Agreement at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company's Board of Directors.

11.2        Notices.  Any notice required in connection with the Award Notice or this Agreement will be given in writing and will be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and addressed, if to you, at the address indicated in the Award Notice and, if to the Company, at its principal business address, or at such other address as such party may designate by 10 days' advance written notice under this Section 11.2 to all other parties to this Agreement.

11.3        Adjustments.  In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding common stock effected as a class without the Company's receipt of consideration, any new, substituted or additional securities distributed with respect to the Shares will be immediately subject to the provisions of this Agreement to the same extent the Shares are at such time covered by such provisions.

11.4        No Waiver.  No waiver of any provision of the Award Notice or this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

11.5        Undertaking.  You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.

11.6        Agreement Is Entire Contract.  The Award Notice and this Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede all prior oral and written agreements on the subject.

11.7        Successors and Assigns.  The provisions of the Award Notice and this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to the Award Notice or this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

11.8        No Employment or Service Contract.  Nothing in the Award Notice or this Agreement will affect in any manner whatsoever the right or power of the Company, or a related company, to terminate your employment or services on behalf of the Company, for any reason, with or without cause (subject to any payment terms set forth in the Employment Agreement).

11.9        Stockholder of Record.  You will be recorded as a stockholder of the Company and will have, subject to the provisions of this Agreement, all the rights of a stockholder with respect to the Shares.

11.10     Counterparts.  The Award Notice may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

11.11     Governing Law.  To the extent not otherwise governed by the laws of the United States, the Grant Notice and this Agreement will be construed and administered in accordance with and governed by the laws of the State of Oregon without giving effect to principles of conflicts of law.

11.12     Severability.  The invalidity or unenforceability of any provision or provisions of the Award Notice or this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

EXHIBIT A

ACKNOWLEDGMENT AND STATEMENT
 OF DECISION REGARDING SECTION 83(b) ELECTION

The undersigned, a recipient of shares of Common Stock of Powin Energy Corporation, a Nevada corporation (the "Company"), pursuant to a restricted stock award, hereby states as follows:

1.             The undersigned acknowledges receipt of a copy of the Restricted Stock Award Notice and the Restricted Stock Award Agreement (collectively, the "Award Agreement") relating to the offering of such shares.  The undersigned has carefully reviewed the Award Agreement pursuant to which the award was granted.

2.             The undersigned either (check and complete as applicable):

(a) ___
has consulted, and has been fully advised by, the undersigned's own tax advisor, ________________________, whose business address is _________________________, regarding the federal, state and local tax consequences of acquiring the shares, and particularly regarding the advisability of making an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and pursuant to the corresponding provisions, if any, of applicable state law, or

(b) ___	has knowingly chosen not to consult such a tax advisor.

3.             The undersigned hereby states that the undersigned has decided (check as applicable)

(a) ___
to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned's executed Restricted Stock Award Notice, an executed form entitled "Election Under Section 83(b) of the Internal Revenue Code of 1986", or

(b) ___	not to make an election pursuant to Section 83(b) of the Code.

4.             Neither the Company nor any affiliate or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned's acquisition of shares under the Award Agreement or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Dated:
Recipient

Dated:
Spouse of Recipient

Spouse's Printed Name

EXHIBIT B

See attached.

ELECTION UNDER SECTION 83(b)
 OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NO. OF SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: _______ shares of the Common Stock of Powin Energy Corporation, a Nevada corporation (the "Company").

3.	The date on which the property was transferred is: _____________, 20___

4.
The property is subject to the following restrictions:

The property is subject to a right pursuant to which taxpayer forfeits the rights in and to the shares if the taxpayer's service with the Company is terminated.  The forfeiture right lapses in a series of installments over a three‑year period ending on July 20, 2019.

5.	The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $____________

6.	The amount (if any) paid for such property is: $0.00

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above‑described property.  The undersigned is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
Recipient
Dated:
Recipient's Spouse

DISTRIBUTION OF COPIES

1.	File original with the Internal Revenue Service Center where the taxpayer's income tax return will be filed. Filing must be made by no later than 30 days after the date the property was transferred.

2.	Mail one copy to the Company at the following address:

Powin Energy Corporation 20550 SW 115th Avenue Tualatin, OR 97062